EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4/A) and related Prospectus of Amgen Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 4, 2002, with respect to the consolidated financial statements of Tularik Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Palo Alto, California

June 28, 2004